CONFIDENTIAL

EXECUTION VERSION

SECOND AMENDMENT TO THE COLLABORATION AND LICENSE AGREEMENT

This Second Amendment to the Collaboration and License Agreement (the “Second Amendment”) is made and entered into, as of February 7, 2024 (“Second Amendment Effective Date”), between Poseida Therapeutics, Inc., a Delaware corporation, having its principal place of business at 9390 Towne Centre Dr. #200, San Diego, CA 92121, United States of America (“Poseida”), on the one hand, and F. Hoffmann-La Roche Ltd, having its principal place of business at Grenzacherstrasse 124, CH 4070 Basel, Switzerland (“FHLR”) and Hoffmann-La Roche Inc., having its principal place of business at 150 Clove Rd., Suite 8, Little Falls, NJ 07424, United States of America (“HLR”; FHLR and HLR together referred to as “Roche”), on the other hand (Poseida and Roche, collectively the “Parties” or each individually, a “Party”).

Recitals

WHEREAS, the Parties entered into the Collaboration and License Agreement, dated as of July 30, 2022 (the “Original Agreement”), as amended on November 7, 2023; and

WHEREAS, the Parties wish to amend the Original Agreement, and specifically, Poseida wishes to grant Roche and its Affiliates the right to act on Poseida’s behalf with respect to certain regulatory interactions with regulatory authorities outside of the US for each Tier 1 Program.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Roche and Poseida agree as follows:

Amendment

1. Amendment to Section 4.3.1 (Prior to Regulatory Transfer). For each Tier 1 Program, Poseida intends to grant Roche the right to act on Poseida’s behalf with respect to regulatory interactions with Regulatory Authorities in jurisdictions outside of the US. Accordingly, the Section 4.3.1(e) is hereby added:

(e) Ex-US Regulatory Interactions. Notwithstanding the foregoing in this Section 4.3.1, from the Second Amendment Effective Date until the completion of the Regulatory Transfer for each Tier 1 Program, respectively, Roche shall have the right to act on Poseida’s behalf, at Roche’s cost and discretion, with respect to regulatory affairs relating to such Tier 1 Program with any Regulatory Authority other than the US FDA. If Roche elects to act on Poseida’s behalf with respect to any such interactions with a Regulatory Authority, Roche shall, at its discretion, liaise and manage such interactions, subject to the following in this Section 4.3.1(e), and Poseida shall execute all necessary documentation and perform all necessary acts to effectuate the foregoing. Roche shall promptly provide to Poseida copies of any material documents, information, or other correspondence received from such Regulatory Authority pertaining to the applicable Tier 1 Program. Roche shall provide Poseida access to a draft of all materials pertaining to the applicable Tier 1 Program to be submitted by Roche to such Regulatory Authority reasonably in advance of the intended submission dates to enable Poseida to review and provide comments to Roche concerning the content thereto, which comments Roche shall consider in good faith. Roche shall provide Poseida with prior written notice of any

CONFIDENTIAL

EXECUTION VERSION

substantive meeting, conference, or discussion (including any advisory committee meeting) with a Regulatory Authority relating to the applicable Tier 1 Program. Unless otherwise agreed to by the Parties, Poseida shall have at least one (1) representative present for any such meeting with a Regulatory Authority, to the extent permitted by applicable law and such Regulatory Authority. The Parties shall regularly coordinate through the appropriate governance committee(s) or team(s) the global regulatory activities with respect to each such Tier 1 Program in furtherance of the global development strategy for such Tier 1 Program.

2. No Other Amendments. Except as herein expressly amended, the Original Agreement shall remain in full force and effect and enforceable against each Party in accordance with its terms. Unless the context otherwise requires, the term “Agreement” as used in the Original Agreement shall be deemed to refer to the Agreement as amended hereby. In the event of any conflict between the terms and conditions of this Second Amendment and the Original Agreement, the terms and conditions set forth in this Second Amendment shall control with respect to the subject matter hereof.

3. Counterparts; Electronic Signatures. This Second Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The Parties agree that execution of this Second Amendment by e-Signatures or by exchanging executed signature pages in .pdf format shall have the same legal force and effect as the exchange of original signatures. As used in this Section, “e-Signature” shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (a) is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document.

[Signature page follows – the rest of this page intentionally left blank.]

IN WITNESS WHEREOF, Poseida and Roche have executed this Second Amendment by their respective officers hereunto duly authorized, on the Second Amendment Effective Date.

POSEIDA THERAPEUTICS, INC.

By: /s/ Kristin Yarema

Name: Kristin Yarema

Title: President and CEO

F. HOFFMANN-LA ROCHE LTD

By: /s/ Matthias Rueth By: /s/ Barbara Schroeder De Castro Lopes

Name: Matthias Rueth Name: Barbara Schroeder De Castro Lopes

Title: Head Alliance and Asset Management Title: Authorized Signatory

HOFFMANN-LA ROCHE INC.

By: /s/ Gerald Bohm

Name: Gerald Bohm

Title: Vice President & Secretary

[Signature Page for Second Amendment to Collaboration and License Agreement]